Exhibit 10.35
EXECUTION VERSION

FIRST AMENDMENT

This First Amendment, dated as of December 20, 2019 (this “First Amendment”), to the Credit Agreement, dated as of August 23, 2019 (the “Existing Credit Agreement”, and as amended, restated, amended and restated or otherwise modified as of the date hereof, the “Credit Agreement”), among Diamond Sports Intermediate Holdings LLC, a Delaware limited liability company (“Holdings”), Diamond Sports Group, LLC, a Delaware limited liability company (the “Borrower”), the guarantors party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended to cure ambiguities, omissions, mistakes, errors, defects or inconsistencies as set forth herein pursuant to and in accordance with clause (B) of the final proviso to Section 9.02(b) of the Existing Credit Agreement;

WHEREAS, the Administrative Agent has agreed, upon the terms and subject to the conditions set forth herein, to the requested amendments;

NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto hereby agree as follows:

Section 1. Defined Terms. Unless otherwise defined herein, capitalized terms are used herein as defined in the Credit Agreement.

Section 2. Amendments.

(2)    Amendments.

(a)    The definition of “Consolidated EBITDA” in Section 1.01 of the Existing Credit Agreement is hereby amended by:

(i)    Replacing clause (a)(v) thereof in its entirety with the following clause (a)(v) as set forth below:

“(v)    the amount of any non-controlling interest or minority interest expense (including in the form of any income, gain, fee, charge or expense), in each case attributable to non-controlling or minority equity interests of third parties (other than Holdings or any of its Subsidiaries) in any non-wholly-owned Subsidiary, to the extent deducted (and not added back) in such period from Consolidated Net Income,”

(ii)    in subsection (b) thereof, deleting the close parenthesis, “)”, that appears between the word “backlog” and “; provided”;

(iii)    Replacing clause (c) thereof in its entirety with the following clause (c) as set forth below:

“(c)    without duplication and (except with respect to clause (iii) below) to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)    non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period),

(ii)    the amount of any non-controlling interest attributable to non-controlling or minority equity interests of third parties (other than Holdings or any of its Subsidiar- ies) in any non-wholly-owned Subsidiary, to the extent added back (and not deducted) in such period to Consolidated Net Income, and

(iii)    any other adjustments, inclusions and deductions reflected in the Infor- mation Memorandum in respect of cash payments actually made during such period;

less”

(iv)    Adding a new subsection (d) to such definition immediately after the amended subsection (c) therein, as set forth below:

“(d)    solely for purposes of calculating the Specified Ratios (without duplication and to the ex- tent included in arriving at such Consolidated Net Income), the Consolidated EBITDA (or, plus negative Consolidated EBITDA) for such period attributable to any non-wholly-owned Subsidi- ary (determined as otherwise provided for in this definition), except that Consolidated EBITDA shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or if not paid in cash or Cash Equivalents, but later converted into cash or Cash Equivalents, upon such conversion) by such Person to the referent Person or a Restricted Subsidiary thereof during such period,”.

(b)    The definition of “Consolidated Net Income” in Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the text of clause (e) thereof in its entirety and replacing the text with “[reserved],”.

(c)    The definition of “Excess Cash Flow” in Section 1.01 of the Existing Credit Agreement is hereby amended by:

(i)    In subsection (a) thereof, adding the word “the” before the first use of the word “sum”;

(ii)    In subsection (b) thereof, replacing the period at the end of such subsection with a semicolon and adding the word “less” after the semicolon; and

(iii)    Adding a new subsection (c) to such definition immediately after the amended subsection (b) therein, as set forth below:

“(c)    the Excess Cash Flow for such period attributable to any non-wholly-owned Subsidiary (determined as otherwise provided for in this definition), except that Excess Cash Flow shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or if not paid in cash or Cash Equivalents, but later converted into cash or Cash Equivalents, upon such conversion) by such Person to the referent Person or a Restricted Subsidiary thereof during such period.”

Section 3. Effect on the Loan Documents; No Other Amendments or Consents. Except as expressly provided herein, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments provided for herein are limited to the specific subsections of the Credit Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Administrative Agent’s willingness to consent to any action requiring consent under any other provisions of the Credit Agreement or the same subsection for any other date or time period.

Section 4. Effectiveness of Amendment. This First Amendment shall become effective upon receipt by the Administrative Agent of executed signature pages to this First Amendment from the Borrower, Holdings and the Administrative Agent.

Section 5. Counterparts. This First Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this First Amendment by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this First Amendment.

Section 6. GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

DIAMOND SPORTS GROUP, LLC,
as Borrower
                        By:     /s/ Lucy Rutishauser____________
Name: Lucy Rutishauser
Title: Treasurer

DIAMOND SPORTS INTERMEDIATE HOLDINGS
LLC, as Holdings
                        By:     /s/ Lucy Rutishauser____________
Name: Lucy Rutishauser
Title: Treasurer

[Signature Page to First Amendment]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
                        By:     /s/ Peter B. Thauer____________
Name: Peter B. Thauer
Title: Managing Director
[Signature Page to First Amendment]